Exhibit 99.1

Synlogic Appoints Michael Heffernan to its Board of Directors

CAMBRIDGE, Mass., Dec. 9, 2020 /PRNewswire/ -- Synlogic, Inc. (Nasdaq: SYBX), a clinical stage company bringing the transformative potential of synthetic biology to medicine, today announced the appointment of Michael Heffernan to its board of directors.

"We are delighted to welcome Mike to our Board," said Aoife Brennan, M.B, Ch.B., Synlogic's President and Chief Executive Officer. "His deep experience leading growing companies as both an executive and a board member will be a tremendous asset as our Synthetic Biotic portfolio progresses towards multiple opportunities for clinical proof of concept in the new year. We look forward to learning from his experience building companies that change patients' lives."

Mr. Heffernan is a seasoned entrepreneur and biopharmaceutical leader with over 25 years of experience building and leading development stage and commercial companies. He is the Founder and Chairman of the Board of Collegium Pharmaceutical where he served as President and CEO until June 2018. He co-founded Avenge Bio, an Immuno-Oncology company that he is actively managing, and was previously CEO of Onset Dermatologics, a dermatology company that he founded and spun out of Collegium to create PreCision Dermatology, which was later sold to Valeant. Mr. Heffernan held previous positions as co-founder and CEO of Clinical Studies Ltd. and later served as CEO and Chairman of PhyMatrix Corp. He earned his B.S. degree in Pharmacy from the University of Connecticut and began his career at Eli Lilly and Company.

Mr. Heffernan serves on the board of directors of Akebia Therapeutics, Inc. (AKBA), Trevi Therapeutics, Inc. (TRVI) and Biohaven Pharmaceutical Holding Company Ltd. (BHVN). He previously served on the board of directors of Keryx Biopharmaceuticals, Inc., Ocata Therapeutics, Inc., Cornerstone Therapeutics Inc., and Veloxis Pharmaceuticals A/S.

"Synlogic has made significant progress this year across their metabolic and immunomodulation programs," said Mr. Heffernan. "I am thrilled to be joining at this pivotal stage as the company moves forward into a data rich 2021, and I look forward to contributing to Synlogic's future success."

Learn more about Synlogic's programs and pipeline by visiting https://www.synlogictx.com/.

About Synlogic
Synlogic™ is bringing the transformative potential of synthetic biology to medicine. With a premiere synthetic biology platform that leverages a reproducible, modular approach to microbial engineering, Synlogic designs Synthetic Biotic medicines that target validated underlying biology to treat disease in new ways. Synlogic's proprietary pipeline includes Synthetic Biotics for the treatment of metabolic disorders including Phenylketonuria (PKU) and Enteric Hyperoxaluria (HOX). The company is also building a portfolio of partner-able assets in immunology and oncology.

Forward-Looking Statements
This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic's platform to develop therapeutics to address a wide range of diseases including: cancer, inborn errors of metabolism, and inflammatory and immune disorders; the future clinical development of Synthetic Biotic medicines; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic's clinical trials and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading "Risk Factors" in Synlogic's filings with the SEC. The forward-looking statements contained in this press release reflect Synlogic's current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic's view as of any date subsequent to the date hereof.

CONTACT: MEDIA CONTACT: Caroline Rufo, Ph.D., MacDougall, Phone: 781-235-3060, Email: crufo@macbiocom.com; or INVESTOR CONTACT: Daniel Rosan, Synlogic, Inc., Phone: 617-207-5509, Email: dan.rosan@synlogictx.com